Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 28, 2022, with respect to the consolidated financial statements and internal control over financial reporting of CrossAmerica Partners LP on the Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

Arlington, Virginia

October 24, 2022